Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES GAAP EARNINGS OF $0.45 PER DILUTED SHARE FOR FOURTH QUARTER 2006

Global Markets achieved sixth straight profitable quarter with pre-tax operating earnings of $25.3 million in the fourth quarter of 2006

Asset Management reported pre-tax operating earnings of $27.4 million in the fourth quarter of 2006 driven by exceptional performance

Pre-tax operating earnings from the Global Markets and Asset Management business segments increased 226% to $233.6 million in 2006 from $71.6 million in 2005

Total GAAP earnings also included $0.09 per diluted share in gains from the sale of the remaining investments in the International Securities Exchange, Inc.; and a non-recurring tax benefit of $0.03 per diluted share

JERSEY CITY, New Jersey (January 18, 2007) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported GAAP earnings of $47.4 million, or $0.45 per diluted share, and pre-tax operating earnings of $71.6 million for the fourth quarter of 2006.

For the fourth quarter of 2006, the GAAP earnings of $0.45 per diluted share include $0.09 per diluted share in gains from the sale of the remaining strategic investment in shares of the International Securities Exchange, Inc. (ISE) and a non-recurring tax benefit of $0.03 per diluted share. Excluding these two items, earnings for the fourth quarter of 2006 were $0.33 per diluted share.

For the fourth quarter of 2005, the company reported GAAP earnings of $41.9 million, or $0.41 per diluted share, and pre-tax operating earnings of $67.5 million. The GAAP earnings of $0.41 per diluted share in the fourth quarter of 2005 included $0.25 cents per diluted share in gains from the sale of strategic investments in shares of the ISE and The Nasdaq Stock Market, Inc. (Nasdaq), $0.03 per diluted share in regulatory charges and a non-recurring tax benefit of $0.03 per diluted share. Excluding these three items, earnings for the fourth quarter of 2005 were $0.16 per diluted share.

Revenues for the fourth quarter of 2006 were $260.1 million, compared to $201.3 million for the fourth quarter of 2005.

“Knight had a standout 2006, with both our Global Markets and Asset Management business segments participating in year-over-year expansion and contributing a combined $233.6 million in pre-tax operating earnings,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “In the fourth quarter of 2005, Knight was still in the beginning stages of its efforts to automate the vast majority of our broker-dealer order flow. Now we’ve delivered six consecutive quarters of consistent results. We’ve refined our quantitative trading algorithms over the year, increasing efficiencies and improving execution quality. Annual revenues from our Global Markets and Asset Management business segments increased nearly 58% to $884.6 million from 2005, with both recently acquired and established businesses contributing to strong results. We invested in the Knight brand, which met the dual purpose of explaining our extensive products and services to the marketplace while energizing our employees. At the same time, Deephaven effectively executed on its multi-pronged growth and diversification strategy. We thank our clients, who continued to show their confidence in Knight’s offerings and appreciation for our service, and our employees for their dedication.”

	Q4 2006	Q4 2005
Revenues ($)	260,124,658	201,296,633
Net income ($)	47,413,784	41,871,215
Diluted EPS ($)	0.45	0.41
U.S. equity dollar value traded (in $ millions)	497,153	498,022
U.S. equity trades executed (in thousands)	58,680	52,289
Average daily U.S. equity trades (in thousands)	939	830
Nasdaq and Listed equity shares traded (in millions)	21,991	26,140
OTC Bulletin Board and Pink Sheet shares traded (in millions)	160,589	137,246
Average revenue capture per U.S. equity dollar value traded (bps)	2.0	1.8
Average month-end balance of assets under management (in $ millions)	4,183.9	3,047.9
Quarterly fund return to investors*	7.1%	1.9%

*	Quarterly fund return represents the blended quarterly return across all assets under management in the Deephaven funds

	YTD 2006	YTD 2005
Revenues ($)	951,209,611	634,623,085
Net income ($)	158,345,634	66,360,905
Diluted EPS ($)	1.49	0.62
U.S. equity dollar value traded (in $ millions)	2,033,574	1,882,164
U.S. equity trades executed (in thousands)	225,512	204,069
Average daily U.S. equity trades (in thousands)	902	810
Nasdaq and Listed equity shares traded (in millions)	94,348	106,311
OTC Bulletin Board and Pink Sheet shares traded (in millions)	1,063,089	718,785
Average revenue capture per U.S. equity dollar value traded (bps)	2.1	1.8
Average month-end balance of assets under management (in $ millions)	3,420.4	3,291.1
Annual fund return to investors*	22.8%	7.2%

*	Annual fund return represents the blended return across all assets under management in the Deephaven funds

Global Markets

During the fourth quarter of 2006, the Global Markets business segment generated total revenues of $154.1 million, compared to $134.8 million in the fourth quarter of 2005. In the fourth quarter of 2006, the Global Markets business segment reported pre-tax operating earnings of $25.3 million, compared to pre-tax operating earnings of $23.0 million in the fourth quarter of 2005.

On October 2, 2006, the company announced the completion of its acquisition of ValuBond, Inc., a privately held firm that provides electronic access and trade execution products for the fixed income market, in an all-cash deal for $18.2 million. The results of ValuBond are included within the Global Markets segment for the fourth quarter of 2006.

“Knight’s considerable efforts in building a virtual exchange put us in an excellent position to capitalize on our successes to date,” Mr. Joyce said. “We added fixed income trading through ValuBond in the fourth quarter and continued our integration of foreign exchange trading through Hotspot FX. While many of our recent efforts have focused on these and other electronic access products, our voice access business finished yet another year of client expansion and commission growth. Our pursuit of acquisitions that expand client choice will continue, as will investment in talent to improve the offering we have today. We believe that upcoming regulatory changes, particularly Regulation NMS, will reveal the strengths and weaknesses of market participants, ultimately impacting our clients’ trade execution decisions. Knight has the connectivity and intellectual capital to excel and to meet client demands in the quickly changing environment. Knight is in a commanding position to compete and grow our business in 2007.”

Asset Management

During the fourth quarter of 2006, the Asset Management business segment, Deephaven Capital Management, generated $78.8 million in asset management fees, compared to $21.3 million in the same period a year ago. In the fourth quarter of 2006, Asset Management reported pre-tax operating earnings of $27.4 million, compared to pre-tax operating earnings of $6.6 million in the fourth quarter of 2005. Asset Management had approximately $4.2 billion under management at December 31, 2006, up from the $2.9 billion under management at December 31, 2005.

During the fourth quarter of 2006, the Knight Board of Directors approved new, long-term employment contracts with three senior managers of Deephaven. The new contracts are for three years, commencing January 1, 2007, and include an automatic option for renewal by the Deephaven managers through 2012 under certain circumstances. The new employment agreements also include a revised profit-sharing structure and an option for Deephaven management to acquire an equity stake in Deephaven. For more information, please see Knight’s SEC Form 8-K filed December 22, 2006.

“With the signing of long-term employment agreements for Deephaven management before the close of 2006, the funds remain an important contributor to Knight,” Mr. Joyce said. “Both fourth quarter and annual returns were very attractive. Deephaven introduced single-strategy funds and explored new strategies in the market neutral fund. Client diversification and asset gathering efforts continued under the leadership of Colin Smith, Deephaven’s CEO since 2002, and the funds finished the year with more than $4 billion in assets under management. We believe that the momentum of Deephaven’s accomplishments in 2006 and a solid, long-term track record will help ease the transition to new portfolio management for the event-driven team.”

Corporate

In the fourth quarter of 2006, the Corporate segment reported pre-tax operating earnings of $18.9 million, compared to pre-tax operating earnings of $37.9 million in the fourth quarter of 2005. Included in the fourth quarter 2006 results is a pre-tax gain of $15.8 million, or approximately $0.09 per diluted share, related to the sale of the company’s remaining equity ownership in the ISE. Included in the fourth quarter 2005 results is a pre-tax gain of $40.4 million, or approximately $0.25 per diluted share, from the sale of strategic investments in shares of the ISE and Nasdaq.

The company’s corporate investment in the Deephaven funds earned $9.5 million pre-tax during the fourth quarter of 2006, up from $4.8 million pre-tax during the fourth quarter of 2005, reflecting the higher returns during the quarter by the Deephaven funds. As of December 31, 2006, the company had $214.8 million in cash and cash equivalents and a $187.6 million corporate investment in funds managed by Deephaven.

The company had $962.5 million in stockholders’ equity as of December 31, 2006, equivalent to a book value of approximately $9.06 per diluted share.

During the fourth quarter of 2006, the company repurchased 2.1 million shares for approximately $38.2 million under the company’s $495 million stock repurchase program. To date, the company has repurchased 41.7 million shares for $366.9 million. The company has $128.1 million available to repurchase under the current program. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other information on the company can be obtained at the company’s website, www.knight.com. The company will conduct its fourth quarter 2006 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Standard Time (EST) today, January 18, 2007. To access Knight’s earnings conference call, please dial 877.704.5381 for domestic callers or 913.312.1295 for international callers. When prompted, provide the passcode, which is 8669874. The conference call will be webcast live at 9:00 a.m. EST for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for December 2006 on its website before the start of trading today.

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides comprehensive trade execution solutions and asset management services. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets for institutions and private clients. Our Global Markets business provides a broad range of customized trade execution products and services across multiple asset classes for broker-dealers, institutions and companies. We continually apply knowledge and innovation to the trading and asset management processes to build lasting client partnerships through consistent performance and superior client service. More information about Knight can be found at www.knight.com.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Within this press release, the Company has disclosed its pre-tax operating earnings and its operating expenses for certain reporting periods before charges, writedowns and lease loss accruals and discontinued operations to assist the reader in understanding the impact of these charges, writedowns and lease loss accruals and discontinued operations on the Company’s financial results, thereby facilitating more useful period-to-period comparisons of the Company’s businesses.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties associated with the recent change in management at Deephaven and the potential impact on the Deephaven business and assets under management, and the other risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Greta Morley
Senior Managing Director,	Vice President,	Vice President,
Corporate Communications	Corporate Communications	Marketing Communications
& Investor Relations	201-356-1523 or	& Public Relations
201-557-6954 or	kfitzsimmons@knight.com	201-557-6948 or
mwyrwas@knight.com		gmorley@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2006	2005	2006	2005
Revenues
Commissions and fees	$96,524,378	$83,223,402	$405,314,624	$296,221,767
Net trading revenue	52,656,384	48,792,436	243,761,406	165,614,332
Asset management fees	78,764,774	21,325,765	213,887,518	89,226,578
Interest and dividends, net	4,762,349	2,699,913	16,027,113	9,019,081
Investment income and other	27,416,773	45,255,117	72,218,950	74,541,327

Total revenues	260,124,658	201,296,633	951,209,611	634,623,085

Transaction-based expenses
Execution and clearance fees	25,856,812	27,947,307	106,908,040	99,426,667
Soft dollar and commission recapture expense	13,964,098	17,634,091	65,458,057	63,670,978
Payments for order flow and ECN rebates	10,529,298	6,377,074	42,191,360	21,220,284

Total transaction-based expenses	50,350,208	51,958,472	214,557,457	184,317,929

Revenues, net of transaction-based expenses	209,774,450	149,338,161	736,652,154	450,305,156

Other direct expenses
Employee compensation and benefits	105,634,944	56,140,363	352,353,058	229,459,520
Communications and data processing	8,593,757	8,578,291	33,119,478	32,512,930
Professional fees	5,355,787	5,166,504	20,568,212	19,554,523
Depreciation and amortization	5,462,247	4,108,887	20,641,106	16,354,746
Occupancy and equipment rentals	3,621,606	3,367,565	13,535,902	13,553,631
Business development	5,714,931	1,801,385	14,342,728	6,418,984
Writedown of assets and lease loss accrual	—	—	8,479,703	10,055,252
Regulatory charges and related matters	—	3,703,428	—	5,703,428
Other	3,831,621	2,676,514	17,101,352	11,540,764

Total other direct expenses	138,214,893	85,542,937	480,141,539	345,153,778

Income from continuing operations before income taxes	71,559,557	63,795,224	256,510,615	105,151,378
Income tax expense	24,145,773	21,924,009	98,164,981	38,912,480

Net income from continuing operations	47,413,784	41,871,215	158,345,634	66,238,898

Income from discontinued operations, net of tax	—	—	—	122,007

Net income	$47,413,784	$41,871,215	$158,345,634	$66,360,905

Basic earnings per share from continuing operations	$0.47	$0.42	$1.56	$0.64

Diluted earnings per share from continuing operations	$0.45	$0.41	$1.49	$0.62

Basic and diluted earnings per share from discontinued operations	$—	$—	$—	$—

Basic earnings per share	$0.47	$0.42	$1.56	$0.64

Diluted earnings per share	$0.45	$0.41	$1.49	$0.62

Shares used in computation of basic earnings per share	101,817,659	99,491,802	101,420,428	103,455,791

Shares used in computation of diluted earnings per share	106,188,818	102,663,564	106,242,653	106,881,855

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$214,759,915	$230,591,067
Securities owned, held at clearing brokers, at market value	711,774,643	380,366,778
Receivable from brokers and dealers	422,526,630	229,828,734
Investment in Deephaven sponsored funds	187,573,291	281,656,753
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	66,449,617	67,656,533
Strategic investments	49,436,605	31,896,425
Goodwill	133,042,889	47,682,880
Intangible assets, less accumulated amortization	63,701,006	29,773,442
Other assets	228,578,374	116,563,732

Total assets	$2,077,842,970	$1,416,016,344

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$693,071,230	$345,457,499
Payable to brokers and dealers	97,481,975	35,102,415
Accrued compensation expense	227,846,699	117,763,834
Accrued expenses and other liabilities	96,956,122	94,244,447

Total liabilities	1,115,356,026	592,568,195

Stockholders’ equity
Class A common stock	1,449,588	1,397,457
Additional paid-in-capital	519,790,132	452,839,356
Retained earnings	811,859,325	653,513,691
Treasury stock, at cost	(370,612,101)	(294,652,742)
Accumulated other comprehensive income, net of tax	—	10,350,387

Total stockholders’ equity	962,486,944	823,448,149

Total liabilities and stockholders’ equity	$2,077,842,970	$1,416,016,344

KNIGHT CAPITAL GROUP, INC.

PRE-TAX OPERATING EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended		For the year ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Asset Management
Revenues	$79.1	$21.5	$214.9	$89.8
Operating Expenses	51.7	14.9	140.0	63.2

Pre-Tax Operating Earnings	27.4	6.6	74.8	26.5

Global Markets
Revenues	154.1	134.8	669.7	470.7
Operating Expenses	128.8	111.8	510.9	425.6

Pre-Tax Operating Earnings	25.3	23.0	158.8	45.1

Corporate
Revenues	27.0	45.0	66.6	74.2
Operating Expenses	8.0	7.1	35.3	24.9

Pre-Tax Operating Earnings	18.9	37.9	31.4	49.3

Consolidated
Revenues	260.1	201.3	951.2	634.6
Operating Expenses	188.6	133.8	686.2	513.7

Pre-Tax Operating Earnings	$71.6	$67.5	$265.0	$120.9

*	Totals may not add due to rounding.

KNIGHT CAPITAL GROUP, INC.

RECONCILIATION OF TOTAL GAAP EXPENSES AND PRE-TAX GAAP INCOME TO

OPERATING EXPENSES AND PRE-TAX OPERATING EARNINGS*

Amounts in millions

(Unaudited)

TOTAL GAAP EXPENSES TO OPERATING EXPENSES

	For the three months ended December 31, 2006
	Asset Management	Global Markets	Corporate	Total
Transaction-based expenses	$—	$50.4	$—	$50.4
Other direct expenses	51.7	78.5	8.0	138.2

TOTAL GAAP EXPENSES	51.7	128.8	8.0	188.6
Net impact of adjustments	—	—	—	—

OPERATING EXPENSES	$51.7	$128.8	$8.0	$188.6

	For the three months ended December 31, 2005
	Asset Management	Global Markets	Corporate	Total
Transaction-based expenses	$—	$52.0	$—	$52.0
Other direct expenses	18.6	59.8	7.1	85.5

TOTAL GAAP EXPENSES	18.6	111.8	7.1	137.5
Adjustments:
Regulatory charges and related matters	(3.7)	—	—	(3.7)

OPERATING EXPENSES	$14.9	$111.8	$7.1	$133.8

PRE-TAX GAAP INCOME TO PRE-TAX OPERATING EARNINGS

	For the three months ended December 31, 2006
	Asset Management	Global Markets	Corporate	Total
PRE-TAX GAAP INCOME FROM CONTINUING OPERATIONS	$27.4	$25.3	$18.9	$71.6
Adjustment:
Net impact of adjustments	—	—	—	—

PRE-TAX OPERATING EARNINGS	$27.4	$25.3	$18.9	$71.6

	For the three months ended December 31, 2005
	Asset Management	Global Markets	Corporate	Total
PRE-TAX GAAP INCOME FROM CONTINUING OPERATIONS	$2.9	$23.0	$37.9	$63.8
Adjustments:
Regulatory charges and related matters	3.7	—	—	3.7

PRE-TAX OPERATING EARNINGS	$6.6	$23.0	$37.9	$67.5

*	Totals may not add due to rounding.

KNIGHT CAPITAL GROUP, INC.

RECONCILIATION OF TOTAL GAAP EXPENSES AND PRE-TAX GAAP INCOME TO

OPERATING EXPENSES AND PRE-TAX OPERATING EARNINGS*

Amounts in millions

(Unaudited)

TOTAL GAAP EXPENSES TO OPERATING EXPENSES

	For the year ended December 31, 2006
	Asset Management	Global Markets	Corporate	Total
Transaction-based expenses	$—	$214.6	$—	$214.6
Other direct expenses	140.0	304.8	35.3	480.1

TOTAL GAAP EXPENSES	140.0	519.4	35.3	694.7
Adjustment:
Writedown of assets and lease loss accrual	—	(8.5)	—	(8.5)

OPERATING EXPENSES	$140.0	$510.9	$35.3	$686.2

	For the year ended December 31, 2005
	Asset Management	Global Markets	Corporate	Total
Transaction-based expenses	$—	$184.3	$—	$184.3
Other direct expenses	69.0	251.3	24.9	345.2

TOTAL GAAP EXPENSES	69.0	435.6	24.9	529.5
Adjustments:
Writedown of assets and lease loss accrual	—	(10.0)	—	(10.0)
Regulatory charges and related matters	(5.7)	—	—	(5.7)

OPERATING EXPENSES	$63.2	$425.6	$24.9	$513.7

PRE-TAX GAAP INCOME TO PRE-TAX OPERATING EARNINGS

	For the year ended December 31, 2006
	Asset Management	Global Markets	Corporate	Total
PRE-TAX GAAP INCOME FROM CONTINUING OPERATIONS	$74.8	$150.3	$31.4	$256.5
Adjustment:
Writedown of assets and lease loss accrual	—	8.5	—	8.5

PRE-TAX OPERATING EARNINGS	$74.8	$158.8	$31.4	$265.0

	For the year ended December 31, 2005
	Asset Management	Global Markets	Corporate	Total
PRE-TAX GAAP INCOME FROM CONTINUING OPERATIONS	$20.8	$35.1	$49.3	$105.2
Adjustments:
Writedown of assets and lease loss accrual	—	10.0	—	10.0
Regulatory charges and related matters	5.7	—	—	5.7

PRE-TAX OPERATING EARNINGS	$26.5	$45.1	$49.3	$120.9

*	Totals may not add due to rounding.